UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): May 16, 2011

MINDSPEED TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31650	01-0616769
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4000 MacArthur Boulevard, East Tower
Newport Beach, California 92660-3095
(Address of Principal Executive Offices) (Zip Code)
(949) 579-3000
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EX-10.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 16, 2011, Mindspeed Technologies, Inc. (the “Company”) entered into an indemnification agreement (the “Indemnification Agreement”) with Kristen M. Schmidt, the Company’s Interim Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer, which is effective as of May 6, 2011. The Indemnification Agreement provides that the Company will indemnify Ms. Schmidt from and against any expenses incurred by her in connection with her role as the Company’s Interim Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer as provided in Article III, Section 14 of the Company’s bylaws (subject to the procedural provisions specified in the bylaws) and, to the extent the laws of Delaware are amended to increase the scope of permissible indemnification, to the fullest extent of Delaware law.
The above description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit	Description
10.1	Mindspeed Technologies, Inc. Indemnification Agreement, dated May 6, 2011 by and between Kristen M. Schmidt and the Company.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDSPEED TECHNOLOGIES, INC.
Date: May 18, 2011	By:	/s/ Brandi R. Steege
Brandi R. Steege
Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description
10.1	Mindspeed Technologies, Inc. Indemnification Agreement, dated May 6, 2011 by and between Kristen M. Schmidt and the Company.